Exhibit 10.5

 Hague Corp.
7700 S. River Parkway
Tempe, AZ 85284

                                                                                                October 28, 2009
Oceanus Capital LLC
and Steven Posner
10800 Biscayne Boulevard, Suite 350
Miami, Florida 33161

Gentlemen:

This letter shall serve to confirm that we have engaged both of you to act as consultants on behalf of Hague Corp. As consultants, you have introduced us and have agreed to facilitate Hague’s relationship with Dr. Bob Glass and others and have arranged meetings with various strategic partners and joint venture candidates. In consideration of your working each as a consultant to Hague, we have agreed to issue to Steven Posner Irrevocable Trust u/t/a dated June 17, 1965, 1,000,000 restricted shares of Hague Corp. and to Oceanus Capital LLC, 2,000,000 shares of restricted Common Stock.

If the foregoing correctly sets forth our agreement, please acknowledge your acceptance of this agreement by signing and returning a copy of this agreement to the undersigned.

This agreement may be executed by the parties hereto in counterpart.  This agreement and all such counterparts so executed taken together shall be deemed to constitute one and the same instrument.

Very truly yours, HAGUE CORP.

By:	/s/ Stephen Squires
Stephen Squires Chief Executive Officer

ACCEPTED AND AGREED:

By:	/s/ Steven Posner
Steven Posner

OCEANUS CAPITAL, LLC

By:	/s/ Richard Chancis
Richard Chancis